EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Incorporation
REMEC Microwave, Inc.	California
REMEC Mexico, S.A. de C.V.	Mexico

Nanowave, Inc. (94.6% owned)	Delaware

Nanowave Canada Incorporated	Nova Scotia

Nanowave Technologies Inc.	Nova Scotia

REMEC Leaseco, Inc.	California

REMEC Components, Inc.	California

REMEC Europe plc	United Kingdom

Airtech Wireless Communications Ltd.	United Kingdom

REMEC UK Ltd.	United Kingdom

REMECINC SRL	Costa Rica

REMEC Manufacturing Philippines, Inc.	Philippines

REMEC International, Inc.	Barbados

REMEC China Holdings SRL	Barbados

REMEC Wireless Telecommunication (Shanghai) Co. Ltd.	China

REMEC RMPI, SRL	Barbados

RMPI, LLC	California

REMEC Mersum Oy	Finland

REMEC Oy	Finland

REMEC Finland Oy	Finland

Ampere Investment Group	Delaware

Roundhill Assets Ltd.	Delaware

Spectrian Corporation	Delaware

Spectrian International Corporation	Cayman Islands

Spectrian Korea Corporation	South Korea

Spectrian do Brasil, Ltda.	Brazil

Spectrian Telecommunications (Shanghai) Co. Ltd.	China